Exhibit 10.1

Bank of the Ozarks, Inc.

Non-Employee Director Stock Plan

(Adopted May 18, 2015, as amended on May 16, 2016, as further amended on May 8, 2017)

ARTICLE I.

DEFINITIONS

1.1 Definitions.  As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a)	“Award” shall mean an award of Stock.

(b)	“Awardee” shall mean an Eligible Director to whom Stock has been awarded hereunder.

(c)	“Board” shall mean the Board of Directors of the Company.

(d)	“Committee” shall mean the administrative body provided for in Section 3.1.

(e)

“Company” shall mean Bank of the Ozarks, Inc. and any successor or assignee corporation(s) into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

(f)	“Eligible Director” shall mean a member of the Board of the Company who is not an employee of the Company or any of its Subsidiaries at the time of grant of an Award.

(g)

“Fair Market Value” for any given date means the reasonable value of the Stock as determined by the Board, in its sole discretion.  If the Stock is listed on a securities exchange or traded over a national market system, Fair Market Value means the average of the highest reported asked price and the lowest reported bid price reported on that exchange or market on the relevant date, or if there is no sale for the relevant date, then on the last previous date on which a sale was reported.

(h)	“Plan” shall mean the Bank of the Ozarks, Inc. Non-Employee Director Stock Plan, as amended from time to time.

(i)	“Plan Effective Date” shall mean the latest to occur of (1) adoption by the Board, and (2) approval of this Plan by the shareholders of the Company, if required.

(j)

“Stock” shall mean shares of the Company’s common stock, par value $0.01 per share, or in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

(k)	“Subsidiary” shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company.

ARTICLE II.

GENERAL

2.1Name.  This Plan shall be known as the “Bank of the Ozarks, Inc. Non-Employee Director Stock Plan.”

2.2Purpose.  The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to Eligible Directors of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such directors of Awards under the terms set forth herein. By encouraging non-employee directors to become owners of Company shares, the Company seeks to increase their incentive for enhancing shareholder value and to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

2.3Eligibility.  Any Eligible Director shall be eligible to participate in the Plan.

ARTICLE III.

ADMINISTRATION

3.1Composition of Committee.  The Plan shall be administered by the Personnel and Compensation Committee of the Board, and/or by the Board or another committee of the Board, as appointed from time to time by the Board (any such administrative body, the “Committee”).

3.2Duties and Powers of the Committee.  Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

(a)	to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(b)	to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan;

(c)	to determine whether, and the extent to which, adjustments are required pursuant to Section 6.1 hereof;

(d)

to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(e)	to make all other determinations deemed necessary or advisable for the administration of the Plan.

3.3Determinations of the Committee.  All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all current or former directors of the Company and their beneficiaries, heirs, successors and assigns. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Company or Eligible Director and such attorneys, consultants and accountants as it may select.

3.4Company Assistance.  The Committee may designate certain officers of the Company, or any Subsidiary, to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company. The Company shall supply full and timely information to the Committee on all matters relating to Eligible Directors, their death, retirement, disability or removal or resignation from the Board and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE IV.

STOCK AWARDS

4.1Limitations.  Subject to adjustment pursuant to the provisions of Section 6.1 hereof, the aggregate number of shares of Stock which may be issued as Awards shall not exceed 100,000.

4.2Awards under the Plan.  Upon election by the Company’s shareholders at each annual meeting of shareholders, or any special shareholders meeting called for such purpose, each Eligible Director will receive an Award of a number of shares of Stock with a Fair Market Value on the grant date that is equal to $50,000, rounded down to the nearest whole share. Each Eligible Director appointed as a member of the Board for the first time, other than upon election by the Company’s shareholders at an annual shareholders meeting (or any special shareholders meeting called for such purpose), shall receive an Award, as the Board may determine in its discretion, of a number of shares of Stock with a Fair Market Value on the grant date in an amount not to exceed $50,000, rounded down to the nearest whole share. The date of grant of any Award under the Plan shall be the date such Eligible Director is elected as a director by the Company’s shareholders or the date such Eligible Director is first appointed as a member of the Board, as applicable.

4.3Rights as Shareholder.  Upon the issuance to the Awardee of Stock hereunder, the Awardee shall have all the rights of a shareholder with respect to such Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

4.4Stock Certificates.  The Company shall not be required to deliver any certificate or, in the case of uncertificated shares, a notice of issuance, for shares of Stock received as an Award hereunder, prior to fulfillment of all of the following conditions:

(a)	the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(b)

the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable; and

(c)	the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable.

ARTICLE V.

TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

The Committee may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan provided that, if under applicable laws or the rules of any securities exchange upon which the Company’s common stock is listed, the consent of the Company’s shareholders is required for such amendment or modification, such amendment or modification shall not be effective until the Company obtains such consent, and provided, further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Awardee.

ARTICLE VI.

MISCELLANEOUS

6.1Adjustment Provisions.  Without limiting the Committee’s discretion as otherwise set forth in this Plan, if there shall occur any change in the capital structure of the Company by reason of any extraordinary dividend or other distribution (whether in the form of cash, common stock, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common stock or other securities of the Company, or other event having an effect similar to the foregoing, which affects the common stock, then the Committee shall, in an equitable and proportionate manner as determined by the Committee, adjust the number of shares of common stock or other securities of the Company with respect to which Awards may be granted under the Plan under Section 4.1.

6.2Continuation of Board Service.  Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue to serve on the Board.

6.3Compliance with Government Regulations.  No shares of Stock will be issued hereunder unless and until all applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Stock pursuant hereto, the Company may require the Eligible Director to take any reasonable action to comply with such requirements.

6.4Privileges of Stock Ownership.  No director and no beneficiary or other person claiming under or through such person will have any right, title, or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Stock, if any, that have been issued to such director.

6.5Other Compensation Plans.  The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees or directors of the Company or any Subsidiary.

6.6Plan Binding on Successors.  The Plan shall be binding upon the successors and assigns of the Company.

6.7Singular, Plural; Gender.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

6.8Headings, etc., Not Part of Plan.  Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

6.9Governing Law.  This Plan and any Awards hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of Arkansas and applicable federal law. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

6.10Termination of Plan.  If not previously terminated by the Committee or the Board pursuant to Article V, this Plan will terminate ten (10) years from the initial effective date.